Exhibit 10.1

Termination of Investment Agreement and Registration Rights Agreement

Party A:                      China Sun Group High-tech Development Co., Ltd. (“Party A”)

Party B:                      Wealthy International Investment Ltd. (“Party B”)

Party A and Party B signed an investment agreement and registration rights agreement on August 18, 2010 and also filed the Form 8-K in the SEC.  However, during the implementation of the work, both parties have noticed that some shareholders disagreed on this financing and both parties have the difficulties to reach a consensus on the amendments of the agreement terms.  After the carefully  consideration of this agreement, to ensure the interest of shareholders and to seek the best investment, both parties have agreed immediately to terminate the investment agreement and registration rights agreement under the premise of friendship and understanding.
WHEREAS, both Parties agree to terminate the investment agreement and registration rights agreement and its contents which have been signed on 18 August 2010, as effective today 13th September, 2010;
WHEREAS, both Parties agree that Party A will pay for the 20,000 RMB fees of due diligence during the period;
WHEREAS, both Parties agree that since the signing of this agreement shall not be liable for any termination of legal proceedings, the legal responsibility;
WHEREAS, once both parties signed an agreement for termination, the document will be immediately submitted to the law firm, who will be taking in charge of the relevant reporting procedures.

Signature of Party A:	Signature of Party B:

Date: September 13, 2010	Date: September 13, 2010